Exhibit 10.2

THIRD AMENDMENT TO THE CONVERTIBLE PROMISSORY NOTE ISSUED ON SEPTEMBER 17, 2018

THIS THIRD AMENDMENT TO THE CONVERTIBLE PROMISSORY NOTE ISSUED ON September 17, 2018 (the “Amendment”) is made effective as of June 12, 2019 (the “Effective Date”), by and between NUO THERAPUETICS, INC., a Delaware corporation (the “Company”), and EMA Financial, LLC, a Delaware limited liability company (the “Holder”) (each the Company and the Holder a “Party” and collectively the “Parties”).

BACKGROUND

A.       WHEREAS, The Company and Holder are the parties to that certain securities purchase agreement (the “SPA”) dated September 17, 2018 pursuant to which the Company issued to Holder a convertible note on even date, in the original principal amount of $175,000.00 (as amended from time to time, the “Note”); and

B.       WHEREAS, in accordance with the terms of Section 1.8 of the Note, as previously amended, the Company may prepay the Note until May 31, 2019 (the “Prepayment Termination Date”), with no prepayment permitted thereafter; and

C.       WHEREAS, the Parties desire to amend the Note as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.     As of the Effective Date of this Amendment if: (i) no Event of Default (as defined under the Note) shall have occurred; (ii) there is no breach of any of the terms of this Amendment; (iii) the Company wires the amount of $5,000.00 to the Holder in accordance with the wire transfer instructions attached hereto as Exhibit A no later than end of business day June 11, 2019 (“Payment Deadline”) (which will not reduce the balance owed under the Note); then: (a) the Prepayment Termination Date shall be July 31, 2019, provided that any prepayment of the Note prior to or on this new Prepayment Termination Date shall be subject to the last applicable Prepayment Factor (which is 145% of the outstanding balance of the Note) as set forth in the Note; and (b) the Holder shall refrain from exercising its right to convert the Note until July 31, 2019, provided however, in the event that the Company and all other holders of convertible debt do not as of the date hereof also agree in a signed writing in the same form and substance as the terms contained in this Amendment, specifically, agreeing to extend the period that Company is permitted to prepay its other convertible notes by at least an additional 51 days, and/or the other noteholders fail to agree in a signed writing to refrain from exercising their conversion rights under their respective outstanding convertible notes by at least an additional 51 days then this Amendment shall be null and void at the option of the Holder.

2.     Upon the: (i) occurrence of an Event of Default (as defined in the Note), or (ii) Company’s breach of any provision or representation in this Amendment this Amendment shall be null and void at the option of the Holder and the Holder shall automatically, immediately and without further action be entitled to all its rights, privileges, and preferences under the Note.

3.     The principal balance of the Note shall be increased by $20,000.00 on the Effective Date.

4.     This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Note. Except as specifically modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

5.     This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. Any signature transmitted by facsimile, e-mail, or other electronic means shall be deemed to be an original signature.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Nuo Therapeutics By: /s/ David Jorden Name: David E. Jorden Title: CEO	EMA Financial, LLC By: /s/ Felicia Preston Name: Felicia Preston Title: Director